UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01	Other Events

On October 3, 2021, Community Bank, N.A. (“Community Bank”), the wholly-owned banking subsidiary of Community Bank System, Inc., and Eagle Merger Sub Inc., a newly formed New York corporation and wholly-owned subsidiary of Community Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Elmira Savings Bank, a New York state chartered savings bank based in Elmira, New York ("Elmira"), in an all cash transaction representing total consideration valued at approximately $82.8 million. The merger was unanimously approved by the Boards of Directors of each of Community Bank and Elmira.

This transaction will provide natural market enhancement and extension for both institutions, joining two high-quality banks with long histories of personalized customer service and commitment to their communities. Elmira provides Community Bank with improved presence in several Central New York and Southern Tier markets, including Elmira, Corning, and Ithaca, with total assets of $648.7 million, deposits of $551.2 million, net loans of $465.3 million, and 12 branch offices across a five county area.

Under the terms of the Merger Agreement, shareholders of Elmira will receive $23.10 in cash for each share of Elmira common stock. The Merger Agreement contains customary representations and warranties from both Elmira and Community Bank, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Elmira’s business during the interim period between the execution of the Merger Agreement and the effective time of the merger, and Elmira’s non-solicitation obligations relating to alternative acquisition proposals after the expiration of a 30-day “go shop” period, and its obligation to recommend that its shareholders approve the Merger Agreement, subject to customary exceptions in the event of an unsolicited acquisition proposal that constitutes a “superior proposal,” as defined in the Merger Agreement.

The completion of the merger is subject to customary conditions, including, among others, (1) the approval of the Merger Agreement by the holders of at least two thirds of the outstanding shares of Elmira common stock, (2) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the consummation of the merger illegal, and (3) the receipt of required regulatory approvals, including the approval of the New York State Department of Financial Services, the Office of the Comptroller of the Currency, and the Federal Reserve Board. Each party’s obligation to complete the merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement provides for certain termination rights for both Community Bank and Elmira, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Elmira will be obligated to pay Community Bank a termination fee of $2,500,000.

Subject to the customary closing conditions contained in the Merger Agreement, the parties anticipate the merger to close in the first quarter of 2022.

Each of Elmira’s directors, in their individual capacities as shareholders of Elmira, have entered into a Shareholder Support Agreement pursuant to which they have each agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held to vote on the proposed transaction.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Additional Information About the Merger

In connection with the required Elmira shareholder vote on the proposed merger, Elmira will deliver a proxy statement to its shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction pursuant to the proposed transactions or otherwise. Before making any voting decisions, shareholder of Elmira are urged to carefully read the proxy statement when it becomes available, as well as any amendments or supplements thereto and any other relevant documents, because they will contain important information about the proposed merger. Information regarding Elmira may be obtained at www.elmirasavingsbank.com or by directing a request to Elmira Savings Bank, 333 East Water Street, Elmira, New York 14901, Attention: Investor Relations, Telephone: (607) 734-3374.

Information regarding Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov) or you may obtain copies of certain documents, free of charge from Community Bank System, Inc. by accessing its website at www.cbna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.”

Elmira and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the shareholders of Elmira in connection with the proposed merger. Information about the directors and executive officers of Elmira and their ownership of Elmira common stock is set forth in the proxy statement for Elmira’s 2021 annual meeting of shareholders. Additional information regarding the interests of such participants will be set forth in the proxy statement to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 25, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Community Bank System’s Form 10-K filings, could cause the actual results of the Companies’ operations to differ materially from the Companies’ expectations: failure to obtain the approval of the shareholders of Elmira Savings Bank in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Elmira Savings Bank to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. The Companies do not assume any duty to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

2.1            Agreement and Plan of Merger, dated October 3, 2021, by and among Community Bank, N.A., Eagle Merger Sub Inc., and Elmira Savings Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: October 7, 2021

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 3, 2021, by and among Community Bank, N.A., Eagle Merger Sub Inc., and Elmira Savings Bank

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)